EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements

1.	Registration Statement (Form S-3 No. 333-132740) of Panacos Pharmaceuticals, Inc.,

2.	Registration Statement (Form S-3 No. 333-128135) of V.I. Technologies, Inc.,

3.	Registration Statement (Form S-3 No. 333-124894) of V.I. Technologies, Inc.,

4.	Registration Statement (Form S-3 No. 333-123997) of V.I. Technologies, Inc.,

5.	Registration Statement (Form S-3 No. 333-123781) of V.I. Technologies, Inc.,

6.	Registration Statement (Form S-8 No. 333-124089) of V.I. Technologies, Inc., Supplemental Equity Compensation Plan

of Panacos Pharmaceuticals, Inc., formerly V.I. Technologies, Inc., and in the related Prospectuses of our report dated February 16, 2005, with respect to the 2004 and 2003 financial statements of Panacos Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

McLean, Virginia

March 9, 2007